EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-232105 on Form S-3 and Registration Statement No. 333-233154 on Form S-8 of our report dated March 17, 2020 relating to the consolidated financial statements of Ranpak Holdings, Corp. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.
/s/ Deloitte & Touche LLP
Cleveland, Ohio
March 17, 2020

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